SECURITIES AND EXCHANGE COMMISSION

                            Washington D.C. 20549


                                 Form 8-A/A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934





                         EQUITABLE OF IOWA COMPANIES
_______________________________________________________________________________
            (Exact name of registrant as specified in its charter)


                Iowa                                     42-1083593
________________________________________     __________________________________
(State of incorporation or organization)     (IRS Employer Identification No.)

  909 Locust Street, Des Moines, Iowa                      50309
________________________________________     __________________________________
(Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
____________________                        ______________________________

Common Share Purchase Rights                New York Stock Exchange
________________________________            ___________________________________

________________________________            ___________________________________

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
_______________________________________________________________________________
                               (Title of class)

_______________________________________________________________________________
                               (Title of class)










Item 2.   Exhibits.
_______   _________

2(g)(v) Fourth Amendment to Rights Agreement, dated as of September 18, 1997 between Equitable of Iowa Companies and First Chicago Trust Company of New York.

                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.

                                          EQUITABLE OF IOWA COMPANIES


                                          By: /s/ Fred S. Hubbell
                                             __________________________________
                                              Fred S. Hubbell, President

Date:  September 18, 1997